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                                                                    Exhibit 99.2

intevac                                3560 Bassett Street, Santa Clara CA 95054
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Charles Eddy                                         Dan Matsui/Eugene Heller
Chief Financial Officer                              Silverman Heller Associates
(408) 986-9888                                       (310) 208-2550

             INTEVAC ANNOUNCES DEATH OF BOARD MEMBER H. JOSEPH SMEAD

Santa Clara, Calif. -- December 23, 2003 -- Intevac, Inc. (Company) (Nasdaq:
IVAC) announced the death of H. Joseph Smead, a member of the company's board of directors.

"We were extremely shocked and saddened by Joe's sudden passing," stated Norman
H. Pond, Intevac chairman. Joe was a steady supporter of Intevac and always provided thoughtful and constructive advice. Joe's tremendous support, guidance, and always pleasant demeanor will be greatly missed by all of us. On behalf of all of us at Intevac, we extend our sincere condolences to his family."

Smead earned a Ph.D. degree from Purdue University in 1953 and provided the majority of funding to found Intevac in 1991. He served as a Company director and as a member of various board committees throughout his tenure. Prior to founding Kaiser Aerospace & Electronics in 1974, Smead held senior management positions at Litton Industries and Teledyne, Inc. During his career Smead contributed greatly to important technology used by the United States military services.

ABOUT INTEVAC

Intevac provides complex manufacturing equipment for the hard disk drive industry and is developing technology for extreme low light imaging devices and systems.

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